UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2006

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MIDDLEBURG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On April 26, 2006, the shareholders of Middleburg Financial Corporation (the “Company”) approved the Middleburg Financial Corporation 2006 Equity Compensation Plan (the “Plan”).  The complete text of the Plan is being filed as an exhibit to this report and is incorporated by reference into this Item 1.01.  The following general description of the principal features of the Plan is qualified in its entirety by reference to such exhibit.

General Information

The Plan authorizes the Compensation Committee of the Board of Directors to grant one or more of the following awards to directors, officers, key employees, consultants and advisors to the Company and its subsidiaries who are designated by the Compensation Committee:

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options;

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stock appreciation rights (“SARs”);

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stock awards;

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performance share awards;

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incentive awards; and

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stock units.

The Compensation Committee will administer the Plan and may delegate all or part of its authority to one or more officers. However, the Compensation Committee may not delegate its responsibility with respect to individuals who are subject to Section 16 of the Exchange Act.  As used in this summary, the term “administrator” means the Compensation Committee and any delegate of the Compensation Committee.

The Company is authorized to issue under the Plan up to 255,000 shares of its Common Stock.  Generally, if an award is forfeited, expires or terminates, the shares allocated to that award under the Plan may be reallocated to new awards under the Plan. Shares surrendered pursuant to the exercise of a stock option or other award or in satisfaction of tax withholding requirements under the Plan may also be reallocated to other awards.

The Plan provides that if there is a stock split, stock dividend or other event that affects the Company’s capitalization, appropriate adjustments will be made in the number of shares that may be issued under the Plan and in the number of shares and price of all outstanding grants and awards made before such event.

The Plan also provides that no award may be granted more than 10 years after the earlier of the date that it is approved by the Company’s shareholders or the date it is adopted by the Company’s Board of Directors, which was February 22, 2006.

Grants and Awards under the Plan

The principal features of awards under the Plan are summarized below.

Stock Options.  The Plan permits the grant of incentive stock options and non-qualified stock options.  The exercise price for options will not be less than the fair market value of a share of Common Stock on the date of grant. Other than in connection with a corporate recapitalization, the option price may not be reduced after the date of grant. The period in which an option may be exercised is determined by the Compensation Committee on the date of grant, but may not exceed 10 years.  Payment of the option exercise price may be in cash, in a cash equivalent acceptable to the administrator, with shares of Common Stock or with a combination of cash and shares of Common Stock. If the agreement provides, payment may be made by the Company by withholding shares of Common Stock upon exercise to the extent permitted under applicable laws and regulations.  The Plan provides that a participant may not be granted options in a calendar year for more than 25,000 shares of Common Stock.

Stock Appreciation Rights.  SARs may be granted either independently or in combination with underlying stock options. Each SAR will entitle the holder upon exercise to receive the excess of the fair market value of a share of Common Stock at the time of exercise over the SAR’s initial value, which cannot be less than the fair market value of a share of Common Stock on the date of grant of the SAR. Other than in connection with a corporate recapitalization, the initial value of any SAR may not be reduced after the date of grant.  At the discretion of the Compensation Committee, all or part of the payment in respect of a SAR may be in cash, shares of Common Stock or a combination thereof. The maximum period in which a SAR may be exercised is 10 years from the date of its grant. No participant may be granted SARs in a calendar year covering more than 15,000 shares of Common Stock. For purposes of this limitation and the individual limitation on the grant of options, a SAR and a related option are treated as a single award.

Stock Awards.  The Company may also grant stock awards that entitle the participant to receive shares of Common Stock.  A participant’s rights in the stock award will be forfeitable or otherwise restricted for a period of time or subject to conditions set forth in the grant agreement.  The restrictions must include a period of restriction for at least three years unless the stock award is granted in connection with the settlement of performance shares, stock awards or an incentive award or in the case of a substituted award.  The administrator may, in its discretion, waive the requirements for vesting or transferability for all or part of the stock awards in connection with a participant’s termination of employment or service. The Plan provides that no participant may be granted stock awards in any calendar year for more than 15,000 shares of Common Stock.

Performance Share Awards.  Performance share awards entitle the participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain performance objectives or other conditions prescribed by the administrator and set forth in the award agreement are satisfied. The performance period may be shortened and the administrator may adjust the performance objectives for all or part of the performance shares in connection with a participant’s termination of employment if the administrator finds that the circumstances of the particular case justify doing so.  To the extent that the performance shares are earned, the Company’s payment obligation may be settled in cash, shares of Common Stock, the grant of stock units, or a combination of cash and Common Stock.  The Plan provides that no participant may be granted performance share awards for more than 15,000 shares of Common Stock in a calendar year.

Incentive Awards.  Incentive awards entitle the participant to receive a payment if certain performance objectives or other conditions prescribed by the administrator and set forth in the award agreement are satisfied. The award may only be earned upon the satisfaction of stated performance objectives during a performance period of at least one year. The performance objectives that apply to an incentive award may be based on the performance criteria described below.  To the extent that incentive awards are earned, the Company’s obligation will be settled in cash, shares of Common Stock, the grant of stock units or a combination of the three. The Plan provides that no person may receive incentive award payments in any calendar year of more than $500,000 or an award of Common Stock for more than 15,000 shares in a calendar year.

Stock Units.  The Compensation Committee may also award stock units, which is an award stated with reference to a number of shares of Common Stock.  The award may entitle the recipient to receive, upon satisfaction of performance objectives or other conditions prescribed by the administrator and set forth in the award agreement, cash, shares of Common Stock or a combination of cash and Common Stock.  The performance objectives that apply to a stock unit award may be based on the performance criteria described below. The restrictions in the award agreement must include a period of restriction for at least three years or the attainment of stated performance objectives. The Plan provides that no participant may be granted stock units for more than 15,000 shares of Common Stock in a calendar year.

Performance Criteria

The performance objectives stated with regard to an award may be based on one or more of the following performance criteria:

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cash flow and/or free cash flow (before or after dividends)

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earnings per share (including earnings before interest, taxes, depreciation and amortization) (diluted and basic earnings per share)

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the price of Common Stock

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return on equity

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total shareholder return

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return on capital (including return on total capital or return on invested capital)

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return on assets or net assets

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market capitalization

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total enterprise value (market capitalization plus debt)

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economic value added

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debt leverage (debt to capital)

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revenue

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income or net income

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operating income

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operating profit or net operating profit

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operating margin or profit margin

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return on operating revenue

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cash from operations

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operating ratio

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commodity or operating revenue

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market share

Performance objectives may be established on a Company-wide basis, on the basis of smaller units of the Company or relative to the performance of other companies.  Measurement of the performance objectives excludes the impact of certain unusual and non-recurring events on the Company’s financial statements.

Change in Control Provisions

The Plan permits an award agreement to provide that, in the event of a “Change in Control” (as defined in the Plan), the outstanding award will become fully exercisable and the applicable restrictions on such award will lapse, unless the award is assumed, replaced or converted to the equivalent award by the continuing entity.

Amendment and Termination

The Board of Directors may amend or terminate the Plan at any time, provided that no such amendment will be made without shareholder approval if (i) the amendment would increase the aggregate number of shares of Common Stock that may be issued under the Plan (other than as permitted under the Plan), (ii) the amendment changes the class of individuals eligible to become participants or (iii) such approval is required under any applicable law, rule or regulation.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

10.1

2006 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION

(Registrant)

Date:  May 2, 2006

By: /s/ Kate J. Chappell

Kate J. Chappell

Senior Vice President and

   Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

10.1

2006 Equity Compensation Plan